Exhibit 99.1

FOR IMMEDIATE RELEASE
At Johnson Outdoors Inc.
David Johnson                                                   Cynthia Georgeson
VP & Chief Financial Officer                          VP - Worldwide Communication
262-631-6600                                                          262-631-6600

JOHNSON OUTDOORS ANNOUNCES NEW FINANCING AGREEMENT

RACINE, WISCONSIN, September 18, 2013……Johnson Outdoors Inc. (Nasdaq: JOUT),  a leading global outdoor recreation equipment company, today announced a new streamlined structure of the Company’s debt.  The new loan agreement replaces the Company’s current revolving credit facility  and is expected to reduce annual borrowing costs.  Key highlights of the new debt financing are:

●	A new cash-flow based loan agreement with significantly fewer financial covenants and simplified reporting requirements compared to the Company’s previous asset-based facility.

●	A revolving credit facility that provides financing up to $90 million which matures in five years, with an accordion provision for an incremental $25 million. The facility is reduced to $60 million from late June to late October, consistent with the Company’s reduced working capital needs during that period. PNC Capital Markets arranged the transaction, and PNC Bank is the lead agent of three participating lenders in this revolving credit facility.

●	The new revolving credit facility bears interest on a floating rate basis, with an interest rate based on LIBOR plus an applicable margin contingent on Company performance.

The Company’s existing term debt facility, arranged by Ridgestone Bank of Brookfield, Wisconsin, remains in effect.

“Our new credit agreement  recognizes the success of our efforts to strengthen operations and deliver consistently improved financial performance, and also reaffirms the confidence of our lenders in our ability to achieve sustained, profitable growth long-term,” said David W. Johnson, Vice President and Chief Financial Officer.

ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products.  The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Gear.  Johnson Outdoors' familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™ and Necky® kayaks; Carlisle® paddles; Extrasport® personal flotation devices; Minn Kota® motors; Cannon® downriggers; Humminbird® marine electronics; LakeMaster® electronic charts; SCUBAPRO® and SUBGEAR® dive equipment; Silva® compasses; Jetboil® outdoor cooking systems; and Eureka!® camping and hiking equipment.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Statements other than statements of historical fact are considered forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "anticipate,'' "believe,'' "could,'' "expect,'' "intend,'' "may,'' "planned,'' "potential,'' "should,'' "will,'' "would'' or the negative of those terms or other words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated.  Factors that could affect actual results or outcomes include changes in economic conditions, consumer confidence levels and discretionary spending patterns in key markets; the Company’s continued success in implementing its strategic plan, including its targeted sales growth platforms and focus on innovation; the Company’s success in integrating strategic acquisitions; litigation costs related to actions of and disputes with third parties, including competitors; the Company’s continued success in working capital management and cost-structure reductions; the Company’s ongoing success in meeting financial covenants in its credit agreements with lenders; risk of future write-downs of goodwill or other intangible assets; ability of the Company’s customers to meet payment obligations; movements in foreign currencies, interest rates and commodity costs; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; adverse weather conditions; and other risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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